                                                                       EXHIBIT 5

                                                             [Execution Version]

                               RELEASE OF CLAIMS


         THIS RELEASE OF CLAIMS ("Release") dated the 5th day of June, 2000, is executed and delivered by Kafus Industries Ltd., a British Columbia corporation (hereafter "the Releasing Party"), to Enron North America Corp., ECT Merchant Investments Corp., Sundance Assets, L.P., ENA CLO I Holding Company, L.P., (hereafter, "the Released Parties"), as follows.

         In consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Releasing Party hereby agrees as follows:

         Section 1. Release. The undersigned hereby RELEASES, ACQUITS, and FOREVER DISCHARGES the Released Parties, their officers, directors, shareholders, employees, successors, assigns, subsidiaries, parents, affiliates, representatives, attorneys, and their respective insurers from any and all claims, causes of action, controversies, suits, and demands of any nature whatsoever, whether arising in law or in equity, and whether or not arising under contract, in tort, or by virtue of any statute, rule, regulation, or other law, whether fixed or contingent, liquidated or unliquidated, and whether or not heretofore asserted, which the Releasing Party ever had, now has, or hereafter can, shall, or may have against the Released Parties, or any of them, for rights, injuries, or damages arising out of, in respect of, or in any way related to any and all agreements, obligations, transactions, representations, courses of dealing, or specific acts or omissions occurring on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof. The Releasing Party acknowledges, understands, and agrees that it may now or hereafter discover facts, claims, rights, injuries, or damages in addition to or different from those it now knows or believes to be existing or true and which arise out of or relate in any way to such matters. However, the Releasing Party understands, agrees, and hereby acknowledges that this Release includes, and the Releasing Party hereby fully, finally, and forever releases, any and all claims, causes of action, controversies, suits, and demands, whether or not heretofore asserted, for any and all rights, injuries, or damages, whether known or unknown, and whether presently existing, occurring in the past, or occurring in the future, arising out of or incurred as a result of or in any way related to any and all agreements, obligations, transactions, representations, courses of dealing, or specific acts or omissions occurring on or prior to the date hereof, or in respect of any event occurring or circumstances existing on or prior to the date hereof. This Release shall be and remain in effect as a full and complete release of all such matters.

         Section 2. Successors. This Release shall be binding upon the Releasing Party and its successors and assigns and shall inure to the benefit of the Released Parties and their respective successors and assigns.

         Section 3. Governing Law. This Release shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to Texas principles of conflicts of law.

         Section 4. Modification. This Release may be modified only by a written instrument executed by the Released Parties and the Releasing Party or their respective successors.



                            [signature page follows]

         IN WITNESS WHEREOF, the undersigned have executed this Release effective as of the date first above written.

RELEASING PARTY:

KAFUS INDUSTRIES LTD.

By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

RELEASED PARTIES:

ENRON NORTH AMERICA CORP.                   ECT MERCHANT INVESTMENTS CORP.

By:                                         By:
   ---------------------------------           ---------------------------------
Name:                                       Name:
     -------------------------------             -------------------------------
Title:                                      Title:
      ------------------------------              ------------------------------

SUNDANCE ASSETS, L.P.                       ENA CLO I HOLDING COMPANY, L.P.

By:                                         By:
   ---------------------------------           ---------------------------------
Name:                                       Name:
     -------------------------------             -------------------------------
Title:                                      Title:
      ------------------------------              ------------------------------



[Kafus Release]

                                       -3-